EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly  Report of EGPI Firecreek, Inc. (the "Company") on Form 10-Qfor the period ending  June 30, 2011, as filed with the Securities  and Exchange  Commission on the date hereof (the  "Report"),  I,  Dennis R. Alexander,  Chief Executive Officer and Chief  Financial  Officer  of the Company,  certify,  pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, to the best of our knowledge and belief that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d)of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  August 17, 2011

/s/ Dennis Alexander
Dennis R. Alexander
CEO and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.